Exhibit 99.1

Sientra Reports Record Breast Products Revenue for Second Quarter 2021

Raises Revenue Guidance for Full Year 2021

Santa Barbara, CA – August 10, 2021 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company exclusively focused on plastic surgery, today announced its financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights

•	Record Breast Products revenue of $20.1 million, a 116% year-over-year increase
o	10% sequential growth over the first quarter of 2021
o	80% growth over the second quarter of 2019
•	Cash of $82.4 million as of June 30, 2021, a $2 million increase from March 31, 2021
•	Updated full year 2021 guidance for revenues expected to range from $74 to $78 million, representing 35%-42% growth year-over-year

Recent Business Highlights

•	Added more than 300 accounts in the second quarter, achieving a new record base of more than 2,400 accounts
•	Generated over 10,000 year-to-date referrals to plastic surgeons through social and digital marketing awareness-building strategies
•	Brand awareness increased to 22% in 2021 from 16% last year based on a recent survey of 150 potential patients
•	Expanded leadership team
o	Hired two new executives: CFO, Andy Schmidt and Head of R&D, Denise Dajles
o	Added two new Board members: Dr. Irina Erenburg & Nori Ebersole
•	Closed sale of miraDry business to 1315 Capital on June 10

Ron Menezes, Sientra’s President and Chief Executive Officer, said, “We had an exceptionally strong second quarter, with record Breast Products revenues and total number of accounts reaching the highest in Sientra’s history. We are now solely focused on the plastic surgery market and clearly demonstrating our ability to take market share. Breast augmentation continues to be our strongest growth driver today. Encouragingly, we saw 121% growth in our augmentation sales in the second quarter of 2021 compared to the same quarter in 2019, which significantly outpaced the augmentation market growth of an estimated 1.5% during the same period, further highlighting the significant traction we’ve achieved over pre-COVID levels.

“Additionally, we were delighted to welcome several additions to our leadership team. Our ability to attract rich, new talent and leverage their wide range of expertise will be key to our future growth. As well, adding greater diversity to our organization continues to be a critical objective for us and we are proud that half of our Board of Directors and Executives are female – which we strongly believe provides us with a competitive advantage as we continue to focus on becoming the leader in bringing transformative treatments to progress the art of plastic surgery,” concluded Menezes.

Second Quarter 2021 Continuing Operations Financial Review

Total revenues for the second quarter 2021 were $20.1 million, an increase of 116% compared to $9.3 million for the same period in 2020.

Gross profit in the second quarter 2021 was $11.3 million, or 56% of sales, compared to gross profit of $5.3 million, or 56.5% of sales, for the same period in 2020 and $10.2 million or 55.4% of sales in the first quarter of 2021.

Operating expenses for the second quarter 2021 were $20.4 million compared to $14.5 million of operating expenses for the same period in 2020 and $21.9 million in the first quarter of 2021.

Loss from continuing operations for the second quarter 2021 was $18.5 million, or $0.32 per share, compared to a loss of $31.2 million from continuing operations, or $0.62 per share, for the same period in 2020 and $56.6 million, or $1.04 per share in the first quarter of 2021.  Loss from continuing operations includes non-cash charges resulting from the changes in the fair value of the derivative liability which is adjusted from loss from continuing operations for adjusted EBITDA.

Adjusted EBITDA for Q2 21 was a $5.5 million dollar loss or $0.09 per share as compared to a $6.7 million loss or $0.13 per share for Q2 20, reflecting a 19% improvement.

Net cash and cash equivalents as of June 30, 2021, were $82.4 million, compared to $55.0 million as of December 31, 2020.

Updated Financial Guidance

For the full year 2021, the Company increased its guidance to revenue of $74 million to $78 million, representing growth of 35% to 42% over 2020. This compares to previous guidance of $72 million to $76 million.

The Company reiterated operating expenses for the full year are expected to be in the range of $85 - $90 million.

Discontinued Operations

On June 10, 2020, Sientra completed the sale of its miraDry business to 1315 Capital.  As a result of the closing of the transaction, the results of the Company’s former miraDry business segment are presented as discontinued operations.

Conference Call

Sientra will hold a conference call today, August 10, 2021 at 4:30 pm ET to discuss second quarter results. The dial-in numbers are 844-464-3933 for domestic callers and 765-507-2612 for international callers. The conference ID is 8957315. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA and non-GAAP earnings per share. Management believes that these non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss) and non-GAAP loss per share, the most directly comparable GAAP measures, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company exclusively focused on plastic surgery. The Company mission is to offer proprietary innovations and unparalleled partnerships that radically advance how plastic surgeons think, work and care for their patients. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s product portfolio includes its Sientra round and shaped breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM®, the #1 performing, preferred and recommended scar gel of plastic surgeons(*).

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy, the Company’s ability to take market share, and the Company’s future growth. Such statements are subject to risks and uncertainties, including the scope and duration of the COVID-19 pandemic, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the ability to meet consumer demand, and the Company’s ability to manage its operating expenses and cash balance. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Investor Relations Contact

Leigh Salvo

ir@sientra.com

Sientra, Inc.
Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net sales	$20,103	$9,309	$38,415	$21,780
Cost of goods sold	8,838	4,047	16,997	8,782
Gross profit	11,265	5,262	21,418	12,998
Operating expenses:
Sales and marketing	10,477	5,443	22,296	14,889
Research and development	2,400	2,113	4,595	4,364
General and administrative	7,545	6,941	15,456	14,738
Restructuring	—	3	—	831
Total operating expenses	20,422	14,500	42,347	34,822
Loss from operations	(9,157)	(9,238)	(20,929)	(21,824)
Other income (expense), net:
Interest income	1	17	3	197
Interest expense	(2,113)	(3,606)	(4,117)	(5,229)
Change in fair value of derivative liability	(7,270)	(18,380)	(50,010)	(18,510)
Other income (expense), net	—	(1)	(97)	36
Total other income (expense), net	(9,382)	(21,970)	(54,221)	(23,506)
Loss from continuing operations before income taxes	(18,539)	(31,208)	(75,150)	(45,330)
Income tax expense (benefit)	—	—	—	—
Loss from continuing operations	(18,539)	(31,208)	(75,150)	(45,330)
Income (loss) from discontinued operations, net of income taxes	(1,595)	(3,069)	326	(17,559)
Net loss	$(20,134)	$(34,277)	$(74,824)	$(62,889)
Basic and diluted net loss per share attributable to common stockholders
Continuing operations	$(0.32)	$(0.62)	$(1.34)	$(0.91)
Discontinued operations	(0.03)	(0.06)	0.01	(0.35)
Basic and diluted net loss per share	$(0.35)	$(0.68)	$(1.34)	$(1.26)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	57,647,883	50,145,538	56,003,274	50,031,105

Sientra, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$82,417	$54,967
Accounts receivable, net	21,319	19,771
Inventories, net	45,306	39,168
Prepaid expenses and other current assets	2,492	1,891
Current assets of discontinued operations	4	13,475
Total current assets	151,538	129,272
Property and equipment, net	13,846	12,301
Goodwill	9,202	9,202
Other intangible assets, net	8,776	9,387
Other assets	7,170	8,011
Non-current assets of discontinued operations	—	805
Total assets	$190,532	$168,978
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$6,652	$4,670
Accounts payable	6,369	5,799
Accrued and other current liabilities	19,621	28,408
Customer deposits	27,737	17,905
Sales return liability	10,572	9,192
Current liabilities of discontinued operations	1,134	4,686
Total current liabilities	72,085	70,660
Long-term debt, net of current portion	60,577	60,500
Derivative liability	76,580	26,570
Deferred and contingent consideration	2,662	2,350
Warranty reserve and other long-term liabilities	9,504	9,455
Total liabilities	221,408	169,535
Stockholders’ equity:
Total stockholders’ equity (deficit)	(30,876)	(557)
Total liabilities and stockholders’ equity (deficit)	$190,532	$168,978

Sientra, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(74,824)	$(62,889)
Income (loss) from discontinued operations, net of income taxes	326	(17,559)
Loss from continuing operations, net of income taxes	(75,150)	(45,330)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,110	1,194
Provision for doubtful accounts	618	336
Provision for warranties	444	201
Provision for inventory	427	1,047
Fair value adjustments to derivative liability	50,010	18,510
Fair value adjustments of other liabilities held at fair value	49	(22)
Amortization of debt discount and issuance costs	1,722	2,559
Stock-based compensation expense	5,747	3,768
Payments of contingent consideration liability in excess of acquisition-date fair value	(2,416)	—
Other non-cash adjustments	459	85
Changes in assets and liabilities:
Accounts receivable	(2,167)	(261)
Inventories	(6,565)	(4,473)
Prepaid expenses, other current assets and other assets	126	(606)
Accounts payable, accrueds, and other liabilities	(1,465)	(9,981)
Customer deposits	9,832	2,056
Sales return liability	1,380	(597)
Net cash flow from operating activities - continuing operations	(14,839)	(31,514)
Net cash flow from operating activities - discontinued operations	(263)	(15,085)
Net cash used in operating activities	(15,102)	(46,599)
Cash flows from investing activities:
Purchase of property and equipment	(3,170)	(2,115)
Net cash flow from investing activities - continuing operations	(3,170)	(2,115)
Net cash flow from investing activities - discontinued operations	11,314	(80)
Net cash used in investing activities	8,144	(2,195)
Cash flows from financing activities:
Proceeds from issuance of common stock for employee stock-based plans	1,474	529
Net proceeds from issuance of common stock	39,226	264
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(1,942)	(1,428)
Gross borrowings under the Term Loan	1,000	—
Repayments under the Term Loan	—	(25,000)
Gross borrowings under the PPP loan	—	6,652
Repayment of the Revolving Loan	—	(6,508)
Net proceeds from issuance of the Convertible Note	—	60,000
Payments of contingent consideration up to acquisition-date fair value	(4,550)	—
Deferred financing costs	(800)	(1,524)
Net cash provided by financing activities	34,408	32,985
Net increase (decrease) in cash, cash equivalents and restricted cash	27,450	(15,809)
Cash, cash equivalents and restricted cash at:
Beginning of period	55,300	87,951
End of period	$82,750	$72,142

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$82,417	$71,799
Restricted cash included in other assets	333	343
Total cash, cash equivalents and restricted cash	$82,750	$72,142

Sientra, Inc.
Reconciliation of Loss from Continuing Operations to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars, in thousands	2021	2020	2021	2020
Loss from continuing operations, as reported	$(18,539)	$(31,208)	$(75,150)	$(45,330)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	2,112	3,590	4,211	4,996
Depreciation and amortization	1,074	757	2,110	1,194
Fair value adjustments to contingent consideration	31	16	49	16
Fair value adjustments to derivative liability	7,270	18,380	50,010	18,510
Stock-based compensation	2,584	1,718	5,747	3,768
Restructuring	—	3	—	831
Total adjustments to loss from continuing operations	13,071	24,464	62,127	29,315
Adjusted EBITDA	$(5,468)	$(6,744)	$(13,023)	$(16,015)
Basic and diluted adjusted EBITDA per share	$(0.09)	$(0.13)	$(0.23)	$(0.32)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
As a Percentage of Revenue**	2021	2020	2021	2020
Loss from continuing operations, as reported	(92.2%)	(335.2%)	(195.6%)	(208.1%)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	10.5%	38.6%	11.0%	22.9%
Depreciation and amortization	5.3%	8.1%	5.5%	5.5%
Fair value adjustments to contingent consideration	0.2%	0.2%	0.1%	0.1%
Fair value adjustments to derivative liability	36.2%	197.4%	130.2%	85.0%
Stock-based compensation	12.9%	18.5%	15.0%	17.3%
Restructuring	0.0%	0.0%	0.0%	3.8%
Total adjustments to loss from continuing operations	65.0%	262.8%	161.7%	134.6%
Adjusted EBITDA	(27.2%)	(72.4%)	(33.9%)	(73.5%)

** Adjustments may not add to the total figure due to rounding